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Exhibit 99.1

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports First Quarter 2020 Results and Business Update

Core Mall NOI-Weighted Sales per square foot Reached $551 through February

Average Renewal Spreads for Wholly-Owned Properties were 4.5%

Total Leased Space Stable at 94.0%

Progressing with Mall Re-openings

Philadelphia, May 21, 2020 - PREIT (NYSE: PEI) today reported results for the three months ended March 31, 2020.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended March 31,
(per share amounts)	2020	2019
Net loss - basic and diluted	$(0.26)	$(0.30)
FFO	$0.14	$0.17
FFO, as adjusted	$0.14	$0.26
FFO from assets sold in 2019	$-	$(0.01)
FFO, as adjusted for assets sold	$0.14	$0.25

“As we slowly emerge from an unprecedented environment, we are focused on ensuring the safety and well-being of our associates and communities while enhancing near-term liquidity with a laser-focus on improving our balance sheet to position PREIT for long-term success,” said Joseph F. Coradino, Chairman and CEO of PREIT. “The PREIT team has been resilient and courageous as we navigate this challenging environment.  We have pivoted quickly, making difficult decisions and focusing our efforts on supporting our communities of tenants, shoppers, retail employees and our staff.”

Coradino added, “PREIT was among the first companies in our sector to embark on a proactive effort to improve our portfolio through asset sales and anchor repositioning and redevelopment, completing the program ahead of

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industry peers and in advance of the COVID-19 pandemic.  We believe our properties are well-positioned with mass-market offerings appealing to a value-focused shopper.  These properties, with prime locations in their respective markets, are dominant retail hubs and we believe they will ultimately gain market share as they re-open.”

•	Same Store NOI, excluding lease termination revenue, decreased 9.6% for the three months ended March 31, 2020 compared to March 31, 2019.
•

The quarter was impacted by a decrease in revenue of $5.6 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants prior to the COVID-19 pandemic as well as decreased percentage sales revenue resulting from mall closures related to the COVID-19 pandemic. This was partially offset by incremental revenues from anchor replacements and other leasing activity of $0.7 million in the quarter.

•	Same Store NOI, excluding lease termination revenue, decreased 5% through February, in line with prior expectations.
•

NOI-weighted sales at our Core Malls increased to $551 per square foot.  Core Mall sales per square foot reached $542, a 4.8% increase over the prior year.  Average comparable sales per square foot at our top six properties rose 4.8% over the prior year to $651 with two properties generating sales over $700 per square foot.    Sales data is for the trailing twelve months ended February 29, 2020, the last full month of operations, for comparability purposes in light of the widespread COVID-19 related mall closures in March 2020.

•

Core Mall total occupancy was 92.9%, a decrease of 180 basis points compared to March 31, 2019. Core Mall non-anchor occupancy declined by only 120 basis points from last year despite the impact from bankruptcies and chain liquidations that resulted in 71 store closures for an aggregate 274,000 square feet during the year ended December 31, 2019.

•	Non-anchor Leased space, at 92.0%, exceeds occupied space by 170 basis points when factoring in executed new leases slated for future occupancy, excluding Fashion District Philadelphia.
•

Average renewal spreads for the quarter in our wholly-owned portfolio reflected a 5.2% increase for spaces less than 10,000 square feet and 4.5% overall.   Average renewal spreads for the entire portfolio were negative 1.6% for the quarter when joint venture properties are included.

•

As part of the Company’s plan to improve liquidity during the COVID-19 crisis, we have initiated certain corporate actions including, but not limited to: staff furloughs, reducing the common dividend from $0.21 per share to $0.02 per share, a reduction in forecast capital expenditures of approximately $25.0 million, a reduction in forecast corporate G&A of $3.1 million, reduced property operating expenses during the closure period,  achieved deferral on approximately $11.6 million in real estate tax payments and received forbearance on several mortgage payments.

•

The Company continues to make progress on liquidity-generating capital transactions including its multifamily and hotel land sales, its outparcel sales and the multi-property sale-leaseback transaction.  Timing of closing on many of these transactions is now expected to be later than previously forecast with details noted later in this release.

•

As part of PREIT’s plan, during the quarter, the Company executed amendments to its Senior Credit Facilities.  The Company continues its discussions with lenders to put in place a longer-term financing solution before September 30, 2020.

Leasing and Redevelopment

•	Excluding Fashion District Philadelphia, 267,000 square feet of leases are signed for 2020 openings, which is expected to contribute annual gross rent of $11.3 million.
•	During the first quarter, the following anchor replacement tenants opened: Dick’s Sporting Goods at Valley Mall, Burlington at Dartmouth Mall, Michael’s at Plymouth Meeting and Moorestown Malls.

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Mall Re-openings and Community Support Initiatives

•	Currently, the Company has re-opened three enclosed malls and plans to re-open a fourth on Friday, May 22, 2020.
•	Details on the re-opening schedule and the new safety and social distancing protocols the Company is employing at its managed properties can be found here.
•

Across its portfolio, the Company has hosted blood drives and food donation drives, provided meals to area essential workers, and donated much needed protective supplies. Read more about our efforts here.

•

PREIT has continued to support the businesses that were able to remain open during the pandemic through several avenues including social media support highlighting dining establishments and other contactless pickup options at our properties as well as ecommerce platforms for certain retailers.

•

Shop Local webpages were developed by PREIT, aggregating ecommerce sites for all the small businesses throughout our portfolio. The offerings highlighted not only to the local audience, but to customers of the entire PREIT portfolio, leveraging the Company’s marketing power for local business partners.

•

Through PREIT’s SBA resources page and contact with tenants, the Company has continued to provide resources for smaller business to access the liquidity needed to make it through this challenging time.

•	PREIT’s mall websites now include job portals to collect information to pass along to our retail partners.

Primary Factors Affecting Financial Results for the Three Months Ended March 31, 2020 and 2019:

•

Net loss attributable to PREIT common shareholders was $13.5 million, or $0.26 per basic and diluted share for the three months ended March 31, 2020, compared to net loss attributable to PREIT common shareholders of $16.2 million, or $0.30 per basic and diluted share for the three months ended March 31, 2019.

•

Same Store NOI decreased by $5.3 million, or 10.1%.  The decrease is primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related mall closures, partially offset by new store openings, including contributions from replacement anchors.  Lease termination revenue was $0.3 million less than the prior year’s quarter.

•

Non Same Store NOI decreased by $2.4 million, primarily due to the conveyance of Wyoming Valley Mall to the lender of the mortgage loan secured by that property in 2019 and; anchor closings as well as associated co-tenancy rents, decrease in other non-recurring revenue compared to the first quarter of 2019 and the sale of the Whole Foods parcel at Exton Square in 2019.

•

FFO for the three months ended March 31, 2020 was $0.14 per share and OP Unit compared to $0.17 per diluted share and OP Unit for the three months ended March 31, 2019.  Adjustments to FFO in the first quarter of 2020 were less than $0.01 per share of provision for employee separation expenses. Adjustments to FFO in the 2019 quarter included $0.06 per share of loss on debt extinguishment, $0.01 per share of provision for employee separation expenses and $0.02 per share of impairment of development land parcels.

•	General and administrative expenses decreased by $0.5 million compared to the first quarter of 2019 due to lower payroll and incentive compensation expenses.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.  Additional information regarding changes in operating results for the three months ended March 31, 2020 and 2019 is included on page 16.

Asset Dispositions

The Company executed agreements of sale for remaining expected gross proceeds of $281.0 million as detailed below.

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Sale/Leaseback: In February 2020, the Company entered into an agreement of sale for the sale and leaseback of five properties for $153.6 million.  Structured as a 99-year lease with an option to repurchase, the agreement   provides for release of parcels related to multifamily development and is subject to ongoing lease payments at 7% ($10.75 million) with annual 1.25% escalations.  Closing on the transaction is subject to customary closing conditions, including due diligence provisions and is forecast for late in the year.

Multifamily Land Parcels: The Company has three executed agreements of sale for land parcels for anticipated multifamily development in the amount of $107.3 million.  The agreements are with three different buyers across five properties for 2,650 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.  One buyer for two other land parcels had terminated its agreement and PREIT has now executed letters of intent with another buyer.

Outparcels: The Company has executed an agreement of sale with Four Corners Property Trust for 14 outparcels, which we expect to generate $29.9 million in total proceeds.  To date, the Company has closed on the sale of six of the parcels, totaling $13.4 million in proceeds.  The remaining 8 outparcels are expected to close late in the second quarter or early in the third quarter of 2020 and are subject to customary due diligence provisions.

Hotel Parcels: The Company has executed two agreements of sale to convey land parcels for anticipated hotel development in the amount of $3.75 million.  The agreements are with two separate buyers for approximately 250 rooms.  Closings on the transactions are subject to customary due diligence provisions and securing entitlements.

Retail Operations

The following table sets forth information regarding sales per square foot in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) for the Core Mall portfolio can be found below:

Comp store sales for the rolling twelve months ended March 31, 2019	$499
Organic sales growth	30
Impact of non-core malls	13
Comp store sales for the rolling twelve months ended February 29, 2020 (2)	$542
(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.
(2) Reported through February 29, 2020 due to COVID-19 pandemic related property closures for partial month of March 2020.

2020 Outlook

On March 31, 2020, the Company withdrew its financial outlook for 2020 provided in its February 25, 2020 earnings press release.

Conference Call Information

Management has scheduled a conference call for 1:00 p.m. Eastern Time on Thursday,
May 21, 2020, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID  6664627, at least five minutes before the scheduled start time.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

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For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

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When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, and insurance recoveries or losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, loss on debt extinguishment (including accelerated amortization of financing costs) and insurance losses and recoveries.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/adjustments to gains on sale of interest in non operating real estate, gain/adjustments to gain on sale of interest in real estate by equity method investee, gains/losses on sales of interests in real estate, net, project costs, gain or loss on debt extinguishment, insurance losses or recoveries, net and other expenses.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented.  In 2019, Wyoming Valley, Exton Square and Valley View Malls were designated as non-core and are excluded from Same Store NOI.  In 2020, Exton Square and Valley View Malls are designated as non-core and are excluded from Same Store NOI. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are

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recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item.  Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions.  While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity.  Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.  Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

Core Properties include all operating retail properties except for Exton Square Mall, Valley View Mall and Fashion District Philadelphia.  Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project”  or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the COVID-19 global pandemic and the public health and governmental actions in response, which have and may continue to exacerbate many of the risks listed below;
•

our ability to implement plans and initiatives to adequately address the “going concern” considerations described in Note 1 to our consolidated financial statements in our Form 10-K for the year ended December 31, 2019;

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;
•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;

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•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants under our debt facilities;
•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;
•

our ability to satisfy our indebtedness if such indebtedness were to be accelerated due to breach of covenants or payment default, as well as our ability to satisfy any other debt that was accelerated as a consequence;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable;
•	our ability to continue to pay dividends at current levels or at all; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein, in our Annual Report on Form 10-K for the year ended December 31, 2019 in the section entitled “Item 1A. Risk Factors” in the section entitled “Item 1A. Risk Factors,” in our Current Report on Form 8-K filed on May 11, 2020, and any subsequent reports we may file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

**     Quarterly supplemental financial and operating     **

**     information will be available on www.preit.com     **

PREIT / 9     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	Three Months Ended March 31,
(in thousands of dollars)	2020	2019
REVENUE:
Real estate revenue:
Lease revenue	$67,721	$76,615
Expense reimbursements	4,305	5,062
Other real estate revenue	1,924	3,001
Total real estate revenue	73,950	84,678
Other income	293	627
Total revenue	74,243	85,305
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,517)	(29,403)
Utilities	(2,922)	(3,660)
Other property operating expenses	(2,098)	(2,065)
Total property operating expenses	(32,537)	(35,128)
Depreciation and amortization	(30,269)	(34,904)
General and administrative expenses	(10,695)	(11,205)
Provision for employee separation expenses	(73)	(719)
Insurance recoveries, net	-	(236)
Project costs and other expenses	(95)	(58)
Total operating expenses	(73,669)	(82,250)
Interest expense, net	(16,858)	(15,898)
Loss on debt extinguishment, net	-	(4,768)
Impairment of development land parcel	-	(1,464)
Total expenses	(90,527)	(104,380)
Loss before equity in income of partnerships, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and adjustment to loss on sales of interests in non operating real estate	(16,284)	(19,075)
Equity in income of partnerships	819	2,289
Gain on sales of real estate by equity method investee	-	563
Gain on sales of real estate, net	1,962	-
Loss on sales of interests in non operating real estate	(46)	-
Net loss	(13,549)	(16,223)
Less: net loss attributable to noncontrolling interest	516	1,688
Net loss attributable to PREIT	(13,033)	(14,535)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(19,877)	$(21,379)

PREIT / 10     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	Three Months Ended March 31,
(in thousands, except per share amounts)	2020	2019
Net loss	$(13,549)	$(16,223)
Noncontrolling interest	516	1,688
Preferred share dividends	(6,844)	(6,844)
Dividends on unvested restricted shares	(350)	(218)
Net loss used to calculate loss per share—basic and diluted	$(20,227)	$(21,597)
Basic and diluted income (loss) per share:	$(0.26)	$(0.30)

(in thousands of shares)
Weighted average shares outstanding—basic	76,774	71,358
Effect of common share equivalents(1)	—	—
Weighted average shares outstanding—diluted	76,774	71,358

(1)The Company had net losses for the three months ended March 31, 2020 and 2019, respectively, therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	Three Months Ended March 31,
(in thousands of dollars)	2020	2019
Comprehensive loss:
Net loss	$(13,549)	$(16,223)
Unrealized loss on derivatives	(19,751)	(6,508)
Amortization of settled swaps	5	2
Total comprehensive loss	(33,295)	(22,729)
Less: comprehensive loss attributable to noncontrolling interest	1,021	2,253
Comprehensive loss attributable to PREIT	$(32,274)	$(20,476)

PREIT / 11     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to (i) Funds from operations attributable to common shareholders and OP Unit holders, (ii) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders, (iii) Funds from operations, as adjusted for assets sold, (iv) Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (v) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, and (vi) Funds from operations, as adjusted for assets sold per diluted share and OP Unit for the three months ended March 31, 2020 and 2019, respectively:

	Three Months Ended March 31,
(in thousands, except per share amounts)	2020	2019
Net loss	$(13,549)	$(16,223)
Depreciation and amortization on real estate:
Consolidated properties	29,944	34,565
PREIT’s share of equity method investments	3,610	1,970
Gain on sales of interests in real estate, net	(1,962)	-
Dividend on preferred shares	(6,844)	(6,844)
Funds from operations attributable to common shareholders and OP Unit holders	$11,199	$13,468
Insurance recoveries, net	-	236
(Gain) Loss on debt extinguishment, net	-	4,768
Impairment of development land parcel	-	1,464
Provision for employee separation expenses	73	719
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$11,272	$20,655
Less: Funds from operations from assets sold in 2019 and 2018	-	-
Funds from operations, as adjusted for assets sold	$11,272	$20,655

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.14	$0.17
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.14	$0.26
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.14	$0.26

(in thousands of shares)
Weighted average number of shares outstanding	76,774	71,358
Weighted average effect of full conversion of OP Units	2,023	6,884
Effect of common share equivalents	520	309
Total weighted average shares outstanding, including OP Units	79,317	78,551

PREIT / 12     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

NOI for the three months ended March 31, 2020 and 2019:

	Same Store		Change		Non Same Store		Total
	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$40,430	$45,271	$(4,841)	-10.7%	$983	$4,278	$41,413	$49,549
NOI attributable to equity method investments, at ownership share	6,612	7,052	(440)	-6.2%	832	(29)	7,444	7,023
Total NOI	47,042	52,323	(5,281)	-10.1%	1,815	4,249	48,857	56,572
Less: lease termination revenue	9	300	(291)	-97.0%	-	16	9	316
Total NOI excluding lease termination revenue	$47,033	$52,023	$(4,990)	-9.6%	$1,815	$4,233	$48,848	$56,256

PREIT / 13     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
(in thousands of dollars)	2020	2019
Net loss	$(13,549)	$(16,223)
Other income	(293)	(628)
Depreciation and amortization	30,269	34,904
General and administrative expenses	10,695	11,205
Insurance recoveries, net	-	236
Provision for employee separation expense	73	719
Project costs and other expenses	95	58
Interest expense, net	16,858	15,898
Impairment of development land parcel	-	1,464
Loss on debt extinguishment, net	-	4,768
Equity in income of partnerships	(819)	(2,289)
Gain on sales of real estate by equity method investee	-	(563)
Gain on sales of interests in real estate, net	(1,962)	-
Loss on sales of interest in non operating real estate	46	-
NOI from consolidated properties	$41,413	$49,549
Less: Non Same Store NOI of consolidated properties	983	4,278
Same Store NOI from consolidated properties	$40,430	$45,271
Less: Same Store lease termination revenue	9	297
Same Store NOI excluding lease termination revenue	$40,421	$44,974

PREIT / 14     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Equity in income of partnerships	$819	$2,289
Other income	(14)	(12)
Depreciation and amortization	3,610	1,970
Interest and other expenses	3,029	2,776
Net operating income from equity method investments at ownership share	$7,444	$7,023
Less: Non Same Store NOI from equity method investments at ownership share	832	(29)
Same Store NOI of equity method investments at ownership share	$6,612	$7,052
Less: Same Store lease termination revenue	-	3
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$6,612	$7,049

PREIT / 15     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	March 31, 2020	December 31, 2019
(in thousands, except per share amounts)	(Unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,140,293	$3,099,034
Construction in progress	81,485	106,011
Land held for development	5,881	5,881
Total investments in real estate	3,227,659	3,210,926
Accumulated depreciation	(1,230,657)	(1,202,722)
Net investments in real estate	1,997,002	2,008,204
INVESTMENTS IN PARTNERSHIPS, at equity:	167,167	159,993
OTHER ASSETS:
Cash and cash equivalents	5,351	12,211
Tenant and other receivables	36,929	41,261
Intangible assets (net of accumulated amortization of $17,733 and $18,248 at March 31, 2020 and December 31, 2019, respectively)	12,846	13,404
Deferred costs and other assets, net	98,110	103,688
Assets held for sale	6,536	12,506
Total assets	$2,323,941	$2,351,267
LIABILITIES:
Mortgage loans payable, net	$896,495	$899,753
Term Loans, net	548,216	548,025
Revolving Facilities	289,000	255,000
Tenants’ deposits and deferred rent	5,918	13,006
Distributions in excess of partnership investments	85,770	87,916
Fair value of derivative liabilities	31,695	13,126
Accrued expenses and other liabilities	94,882	107,016
Total liabilities	1,951,976	1,923,842
COMMITMENTS AND CONTINGENCIES:
EQUITY:
Total equity	371,965	427,425
Total liabilities and equity	$2,323,941	$2,351,267

PREIT / 16     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

Changes in Funds from Operations for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 (all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended March 31, 2020	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2019	$20,655	$0.26

Changes - Q1 2019 to Q1 2020

Other leasing activity, including base rent and net CAM and real estate tax recoveries	(3,166)	(0.040)
Lease termination revenue	(288)	(0.005)
Credit losses	(1,345)	(0.015)
Other	(42)	-
Same Store NOI from unconsolidated properties	(440)	(0.005)
Same Store NOI	(5,281)	(0.065)
Non Same Store NOI	(2,434)	(0.030)
Dilutive effect of asset sales	(473)	(0.005)
General and administrative expenses	666	0.010
Capitalization of leasing costs	(156)	-
Gain on sales of non-operating real estate	(609)	(0.010)
Other	170	-
Interest expense, net	(1,266)	(0.015)
Increase in weighted average shares	-	(0.005)
Funds from Operations, as adjusted March 31, 2020	$11,272	$0.14
Provision for employee separation expense	(73)	-
Funds from Operations March 31, 2020	$11,199	$0.14